UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2008

Capital Corp of the West
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-27384 (Commission File No.)	77-0147763 (IRS Employer Identification Number)

550 West Main Street
Merced, California                                                                                                 95340
(Address of principal executive offices)                                                                                                                      (Zip Code)

(209) 725-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change s in Registrant’s Certifying Accountant

The Audit Committee appointed Perry-Smith LLP to serve as the Company’s independent registered public accounting firm effective May 2, 2008. During the two most recent fiscal years and through April 22, 2008, the Company did not consult with Perry-Smith LLP regarding (i) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Perry-Smith LLP provide written or oral advice to the Company that Perry-Smith LLP concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).  The appointment of Perry-Smith LLP will be presented to the Company’s shareholders for ratification at the Company’s 2008 annual meeting of shareholders to be held on June 19, 2008.  A press release announcing the appointment is attached as Exhibit 99.1

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits:

The exhibit list called for by this item is incorporated by reference to the Exhibit Index filed as part of this report.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

    Dated:   May 8, 2008

CAPITAL CORP OF THE WEST

By:    /s/ David A. Heaberlin
David A. Heaberlin, Executive Vice President and Chief Financial Officer
        (Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description
99.1	Press release dated May 8, 2008